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                                                                  EXHIBIT (G)(2)

                            [CITIZENS FUNDS LETTERHEAD]


                               September 11, 2002


Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH  45263

         Re:  Citizens Funds - Custody Agreement

Ladies and Gentlemen:

         Pursuant to Section 14.4 of the Custody Agreement dated as of September 29, 2000 (as amended and supplemented, the "Agreement"), between Citizens Funds (the "Trust") and Fifth Third Bank (the "Custodian"), we hereby request that Citizens Government Obligations Fund and Citizens Prime Money Market Fund (the "Funds") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Agreement.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund as a beneficiary under the Agreement.


                                  CITIZENS FUNDS

                                  By:       /s/ Sean P. Driscoll
                                           -------------------------------------

                                  Title:    Treasurer
                                           -------------------------------------

Agreed:
FIFTH THIRD BANK

By:       /s/ Christine Ok
         --------------------------------------------

Title:    Trust Officer
         --------------------------------------------